CARLYLE SECURED LENDING III (THE “COMPANY”) Meeting of the Board of Trustees June 21, 2021 APPROVAL OF JOINT FIDELITY BOND WHEREAS, Section 17(g) of the 1940 Act and Rule 17g-1(a) thereunder, which apply to the Company pursuant to Section 59 of the 1940 Act, require BDCs, such as the Company, to provide and maintain a bond which has been issued by a reputable fidelity insurance company authorized to do business in the place where the bond is issued, to protect the Company against larceny and embezzlement, covering each officer and employee of the Company who may singly, or jointly with others, have access to the securities or funds of the Company, either directly or through authority to draw upon such funds of, or to direct generally, the disposition of such securities, unless the officer or employee has such access solely through his or her position as an officer or employee of a bank (each, a “Covered Person”); WHEREAS, Rule 17g-1 under the 1940 Act requires that a majority of the Independent Trustees approve periodically (but not less than once every 12 months), in accordance with the provisions of Rule 17g-1, the reasonableness of the form and amount of the bond, with due consideration to, among other things, the value of the aggregate assets of the Company to which any Covered Person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of securities and other investments to be held by the Company; and WHEREAS, under Rule 17g-1 under the 1940 Act, the Company is required to make certain filings with the SEC and give certain notices to each member of the Board in connection with the bond, and designate an officer who shall make such filings and give such notices. NOW, THEREFORE, BE IT RESOLVED, that, having considered all factors deemed relevant by the Board, including, but not limited to: (i) the expected aggregate value of the securities and funds of the Company to which officers of the Company may have access (either directly or through authority to draw upon such funds or to direct generally the disposition of such securities); (ii) the type and terms of the arrangements made for the custody of such securities and funds; (iii) the nature of securities and other investments to be held by the Company; (iv) the accounting procedures and controls of the Company; (v) the nature and method of conducting the operations of the Company and (vi) the requirements of Section 17(g) of the 1940 Act and Rule 17g-1 thereunder, the Board, including all of the Independent Trustees, hereby determines that the amount, type, form, portion of the premium to be paid by the Company and coverage of the fidelity bond (the “Fidelity Bond”), in substantially the form presented at this Meeting, covering, among others, the officers of the Company and insuring the Company against loss from fraudulent or dishonest acts, including larceny and embezzlement, issued by Berkley Regional Insurance Company having an aggregate coverage of $5,000,000 CSL III Organizational Meeting -- June 21, 2021 - Approval of Service Providers and Related Agreements and Policies 1092

which amount may increase pursuant to the terms of the Fidelity Bond, is fair and reasonable, and it hereby is confirmed, ratified and approved; and it is further RESOLVED, that any Authorized Officers be, and each of them individually hereby is, authorized, empowered and directed to take all appropriate actions, with the advice of legal counsel to the Company, to provide and maintain the Fidelity Bond on behalf of the Company; and it is further RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized, empowered and directed to file a copy of the Fidelity Bond and any other related document or instrument with the SEC; and it is further RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized and directed to cause the Company to pay its ratable allocation of the annual premium payable with respect to the Fidelity Bond; and it is further RESOLVED, that the form, terms, and provisions of the joint allocation agreement entered into by the Company, its affiliates, TCG BDC, Inc. (“TCG BDC”) and TCG BDC II, Inc. (“TCG BDC II”), and any subsidiaries thereof, which reflects the provisions of the Fidelity Bond and relate to the sharing of premiums and division of proceeds in the event of a joint fidelity loss, as required by Rule 17g-1(f) (the “Joint Allocation Agreement”), a copy of which is presented at this Meeting, and the transactions contemplated thereby, be, and they hereby are, confirmed, ratified, approved and adopted in all respects; and it is further RESOLVED, that the execution, delivery and performance of the Joint Fidelity Bond Agreement by the Company be, and they hereby are, confirmed, ratified, approved and adopted in all respects; and it is further RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to make or cause to be made, and to execute and deliver, all such additional agreements, documents, instruments and certifications and to take all such steps, to perform all of the agreements and obligations of the Company thereunder, and to make all such payments, fees and remittances, as any one or more of such officers may at any time or times deem necessary or desirable in order to effectuate the purpose and intent of the foregoing resolutions; and it is further RESOLVED, that any and all actions previously taken by the Company or any of the Trustees or Authorized Officers in connection with the documents, and actions contemplated by the foregoing resolutions be, and they hereby are, confirmed, ratified, approved and adopted in all respects as and for the acts and deeds of the Company. CSL III Organizational Meeting -- June 21, 2021 - Approval of Service Providers and Related Agreements and Policies 1093